Exhibit 99.1

Inpixon Announces Pricing of $30.0 Million Registered Direct Offering
Priced At-The-Market

PALO ALTO, Calif., Feb. 12, 2021 /PRNewswire/ -- Inpixon (Nasdaq: INPX), the Indoor Intelligence™ company, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase 15,000,000 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 15,000,000 shares of common stock at a purchase price of $2.00 per share (or $1.999 per pre-funded warrant) and accompanying warrant in a registered direct offering priced at-the-market under Nasdaq rules. The warrants have an exercise price of $2.00 per share, are exercisable immediately, and will expire five years following the date of issuance.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The gross proceeds to Inpixon from the offering are expected to be approximately $30.0 million before deducting the placement agent’s fees and other estimated offering expenses. The use of proceeds from the offering may include, but are not limited to, future acquisitions or other strategic activities intended to accelerate the Company’s growth. The closing of the offering is expected to occur on or about February 17, 2021 subject to the satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (333-223960), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on June 5, 2018. The offering of the shares of common stock, pre-funded warrants, the warrants and the shares of common stock underlying the pre-funded warrants and warrants will be made only by means of a prospectus supplement that forms a part of the registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the registered direct offering may be obtained, when available, by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or by telephone at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Inpixon

Inpixon® (Nasdaq: INPX) is the Indoor Intelligence™ company that focuses on capturing, interpreting and giving context to indoor data so it can be translated into actionable intelligence. The company's Indoor Intelligence platform ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position active cellular, Wi-Fi, UWB and Bluetooth devices. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, Inpixon's solutions are leveraged by a multitude of industries to do well with indoor data. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can take advantage of location awareness, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, Inpixon’s ability to satisfy customary closing conditions related to the proposed offering, the fluctuation of economic conditions, the impact of COVID-19 on Inpixon's results of operations, Inpixon’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon's technology, Inpixon's ability to maintain compliance with Nasdaq's minimum bid price requirement and other continued listing requirements, the ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon's periodic and current reports available for review at www.sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Inpixon Contacts

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com